Exhibit 2.1

                           INTEREST PURCHASE AGREEMENT

                            dated as of June 16, 1997

                                 by and between

                       John R. Klopp, Craig M. Hatkoff and
                       Valentine Wildove & Company, Inc.,
                       a Delaware corporation, as sellers

                                       and

                   California Real Estate Investment Trust, a
             business trust organized under the laws of the State of
                              California, as buyer

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                                TABLE OF CONTENTS
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                                                                                                              Page

ARTICLE 1                DEFINITIONS.............................................................................1

ARTICLE 2                PURCHASE AND SALE.......................................................................4
      Section 2.1        Purchase and Sale of Interests..........................................................4
      Section 2.2        Purchase Price..........................................................................4
      Section 2.3        Closing and Closing Date................................................................5
      Section 2.4        Conditions to Closing...................................................................5
      Section 2.5        Additional Closing Deliveries...........................................................6
      Section 2.6        Pre-Closing Distributions...............................................................8
      Section 2.7        Assumption by Valentine of Certain Obligations to Employees of
                         VCG; Guarantee by Klopp and Hatkoff of Valentine Assumption
                         Obligation..............................................................................8

ARTICLE 3                REPRESENTATIONS AND WARRANTIES
                         OF SELLERS..............................................................................8
      Section 3.1        Existence and Authority of Valentine....................................................9
      Section 3.2        Authority of Individual Sellers.........................................................9
      Section 3.3        Ownership of the Interests..............................................................9
      Section 3.4        No Consents, Approvals, Violations or Breaches.........................................10
      Section 3.5        Organizational Documents...............................................................11
      Section 3.6        Taxes..................................................................................11
      Section 3.7        Financial Statements...................................................................12
      Section 3.8        Litigation; Legal and Governmental Proceedings and Judgments;
                         Licenses and Permits...................................................................12
      Section 3.9        Employee Benefit Plans; Employment and Consulting Agreements;
                         Loans and Advances; Other Affiliated Transactions......................................13
      Section 3.10       Material Contracts.....................................................................13
      Section 3.11       Brokers................................................................................13
      Section 3.12       No Material Change.....................................................................13
      Section 3.13       Compliance with Laws...................................................................14

ARTICLE 4                REPRESENTATIONS AND WARRANTIES OF BUYER................................................14
      Section 4.1        Existence and Authority of Buyer.......................................................14
      Section 4.2        Investment Intent......................................................................14
      Section 4.3        No Consents, Approvals, Violations or Breaches.........................................15
      Section 4.4        Brokers................................................................................15
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
                                                                                                              Page

ARTICLE 5                COVENANTS OF SELLERS...................................................................15
      Section 5.1        Operations in Ordinary Course..........................................................15
      Section 5.2        Investigations.........................................................................16
      Section 5.3        Conditions to Closing..................................................................16

ARTICLE 6                COVENANTS OF BUYER.....................................................................16
      Section 6.1        Conditions to Closing..................................................................16

ARTICLE 7                FURTHER AGREEMENTS.....................................................................16
      Section 7.1        Further Assurances.....................................................................16
      Section 7.2        Costs and Expenses.....................................................................17
      Section 7.3        Sellers' Access to Records.............................................................17
      Section 7.4        Confidentiality........................................................................17

ARTICLE 8                TERMINATION............................................................................17
      Section 8.1        Termination Events.....................................................................17
      Section 8.2        Effect of Termination..................................................................18

ARTICLE 9                INDEMNIFICATION; REMEDIES..............................................................18
      Section 9.1        Survival...............................................................................18
      Section 9.2        Indemnification by Sellers.............................................................18
      Section 9.3        Indemnification by Buyer...............................................................19
      Section 9.4        Time Limitations.......................................................................19
      Section 9.5        Procedure for Indemnification..........................................................19

ARTICLE 10               MISCELLANEOUS..........................................................................20
      Section 10.1       Assignment; Transfer of Interests......................................................20
      Section 10.2       Notices................................................................................20
      Section 10.3       Entire Agreement.......................................................................22
      Section 10.4       No Waiver..............................................................................22
      Section 10.5       Governing Law..........................................................................22
      Section 10.6       Counterparts...........................................................................22
      Section 10.7       Public Announcements...................................................................22
      Section 10.8       Availability of Equitable Remedies.....................................................22
      Section 10.9       Construction...........................................................................22
      Section 10.10 Arbitration.................................................................................23

EXHIBITS
         Exhibit A                  Form of Non-Negotiable Note
         Exhibit B                  Form of Assignment Agreement
         Exhibit C                  Form of Employment Agreement


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DISCLOSURE SCHEDULES

         Schedule 2.1               Retained Contract Rights
         Schedule 2.7               Assumed Obligations to Employees
         Schedule 3.5               Organizational Documents
         Schedule 3.7               Liabilities
         Schedule 3.8               Litigation
         Schedule 3.9               Employment Agreements; Loans
         Schedule 3.10              Material Contracts

                                       iii
469321.15





                           INTEREST PURCHASE AGREEMENT


                  INTEREST PURCHASE AGREEMENT, dated as of June 16, 1997, by and among JOHN R. KLOPP, CRAIG M. HATKOFF, VALENTINE WILDOVE & COMPANY, INC., a Delaware corporation, and CALIFORNIA REAL ESTATE INVESTMENT TRUST, a business trust organized under the laws of the State of California.


                              Preliminary Statement

                  Capitalized terms used in this agreement are defined in
article 1 hereof. VCG is a Delaware limited partnership, of which Valentine is the sole general partner and Individual Sellers are the sole limited partners. VCG Montreal is a New York corporation and currently has issued and outstanding 1,000 shares of Common Stock, which shares are owned beneficially and of record by VCG. 970M is a New York limited liability company, of which Individual Sellers are the only members. VAMP is a New York limited liability company, of which Individual Sellers are the only members. VPMS is a New Jersey limited liability company, of which Individual Sellers are the only members.

                  Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers all of Sellers' partnership interests in and to VCG, and all of Individual Sellers' membership interests in and to 970M, VAMP and VPMS, subject to the terms and conditions set forth herein.

                  Accordingly, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Assignment Agreement" has the meaning set forth in section
2.3 hereof.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.



469321.15

                  "Buyer" means California Real Estate Investment Trust, a business trust organized under the laws of the State of California, whose name is intended to be changed to Capital Trust.

                  "Closing" has the meaning set forth in section 2.3 hereof.

                  "Closing Date" has the meaning set forth in section 2.3 hereof.

                  "Common Stock" means the VCG Montreal Common Stock.

                  "Companies" means, collectively, VCG, VCG Montreal, 970M, VAMP and VPMS.

                  "control" including, with correlative meanings, the terms "controlled by" and "under common control with," means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Damages" has the meaning set forth in section 9.2 hereof.

                  "Disclosure Schedules" means the disclosure schedules referred to in articles 2 and 3 hereof and delivered in connection with the execution of this agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "Financial Statements" has the meaning set forth in section
3.7 hereof.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "Indemnified Party" has the meaning set forth in section 9.5 hereof.

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                  "Indemnifying Party" has the meaning set forth in section 9.5 hereof.

                  "Individual Sellers" means John R. Klopp and Craig M. Hatkoff, collectively.

                  "Interests" has the meaning set forth in section 2.1 hereof.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designated to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.

                  "970M" means 970 Management LLC, a New York limited liability company.

                  "Notes" has the meaning set forth in section 2.2 hereof.

                  "Organizational Documents" has the meaning set forth in
section 3.5 hereof.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

                  "Preferred Share Purchase Agreement" has the meaning set forth in section 2.3 hereof.

                  "Purchase Price" has the meaning set forth in section 2.2 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Sellers" means Individual Sellers and Valentine, collectively.

                  "Taxes" has the meaning set forth in section 3.6 hereof.

                  "Valentine" means Valentine Wildove & Company, Inc., a Delaware corporation.

                  "VAMP" means Victor Asset Management Partners, L.L.C., a New York limited liability company.

                  "VCG" means Victor Capital Group, L.P., a Delaware limited partnership.

                                        3
469321.15

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                  "VCG Montreal" means VCG Montreal Management, Inc., a New York corporation.

                  "VPMS" means VP Metropolis Services, L.L.C., a New Jersey limited liability company.


                                    ARTICLE 2

                                PURCHASE AND SALE

                  Section 2.1 Purchase and Sale of Interests. (a) On the terms and subject to the conditions of this agreement, and in reliance upon the representations and warranties contained herein, at the Closing Buyer shall purchase from Sellers, and Sellers shall sell to Buyer, for the consideration specified in section 2.2 hereof: (i) all of Sellers' general and limited partnership interests in and to VCG; (ii) all of Individual Sellers' membership interests in and to 970M; (iii) all of Individual Sellers' membership interests in and to VAMP; and (iv) all of Individual Sellers' membership interests in and to VPMS. Such partnership and membership interests are referred to herein, collectively, as the "Interests."

                  (b) Buyer expressly acknowledges that it is not purchasing and that Sellers shall retain the right to receive certain future potential revenues and deferred fees, identified on Schedule 2.1 hereto, accruing under certain contracts which were entered into and fully performed by the Companies prior to the Closing Date.

                  Section 2.2 Purchase Price. (a) The aggregate purchase price to be paid by Buyer to Sellers for the Interests shall be $5,000,000 (the "Purchase Price"), payable:

                           (i) $2,162,500 to each of the Individual Sellers, of which $1,912,500 is allocated to the purchase of each Individual Seller's partnership interest in VCG and $250,000 is allocated to the purchase of each Individual Seller's membership interests in 970M, VAMP and VPMS; and

                           (ii)     $675,000 to Valentine.

                  (b) At the Closing, the Purchase Price shall be tendered to Sellers in the form of promissory notes (the "Notes") delivered to each of the Sellers on the Closing Date, each substantially in the form attached hereto as Exhibit A.

                  Section 2.3 Closing and Closing Date. Subject to the conditions in section 2.4 hereof, the closing of the sale and purchase of the Interests (the "Closing")

                                        4
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will take place in a mutually acceptable manner and on the date (the "Closing
Date"), which is the date of the closing of the transactions contemplated by that certain Preferred Share Purchase Agreement, dated as of June 16, 1997, between Buyer and Veqtor Finance Company LLC, a Delaware limited liability company (the "Preferred Share Purchase Agreement"). At the Closing, Sellers shall deliver to Buyer, free and clear of any lien, charge, encumbrance or expense against delivery of the Purchase Price therefor pursuant to section 2.2 hereof, an assignment agreement (the "Assignment Agreement") in the form of Exhibit B hereto, transferring ownership of the Interests to Buyer.

                  Section 2.4 Conditions to Closing. (a) The obligation of Buyer to close the transactions contemplated hereunder is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                             (i) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (A) preventing the consummation of the closing of the transactions contemplated by this agreement or (B) which is reasonably likely to materially adversely affect the business, properties or assets of the Companies or the transactions contemplated by this agreement, shall be in effect;

                            (ii) each of the terms, covenants and conditions of this agreement to be complied with and performed by Sellers on or prior to the Closing Date shall have been duly complied with and performed in all material respects, or Buyer shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by Sellers pursuant to section 2.5 hereof shall have been delivered or performed;

                           (iii) each of the representations and warranties made by Sellers herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date;

                            (iv)    the transactions contemplated by the
Preferred Share Purchase Agreement shall have been consummated; and

                             (v) the form and substance of all instruments and documents required to be delivered pursuant to this agreement by Sellers shall be reasonably satisfactory in all respects to Buyer.


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                  (b) The obligation of Sellers to close the transactions
contemplated hereunder is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                             (i) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (A) preventing the consummation of the closing of the transactions contemplated by this agreement or (B) which is reasonably likely to materially adversely affect the business, properties or assets of the Companies or the transactions contemplated by this agreement, shall be in effect;

                            (ii) each of the terms, covenants and conditions of this agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been duly complied with and performed in all material respects, or Sellers shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by Buyer pursuant to section 2.5 hereof shall have been delivered or performed;

                           (iii) each of the representations and warranties made by Buyer herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date;

                            (iv)    the transactions contemplated by the
Preferred Share Purchase Agreement shall have been consummated; and

                             (v) the form and substance of all instruments and documents required to be delivered pursuant to this agreement by Buyer shall be reasonably satisfactory in all respects to Sellers.

                  Section 2.5 Additional Closing Deliveries. (a) On or prior to the Closing Date, Sellers shall deliver or cause to be delivered to Buyer the documents listed below, in form and substance satisfactory to Buyer:

                             (i)    an Assignment Agreement in the form of
Exhibit B hereto executed by or on behalf of the Sellers;

                            (ii)    employment agreements substantially in the
form of Exhibit C hereto executed by each of Messrs. Hatkoff and Klopp;


                                        6
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                           (iii) copies of the certificate of incorporation of
         Valentine and the certificate of limited partnership of VCG, each certified by the Secretary of State of the State of Delaware, the articles of organization of 970M and VAMP, each certified by the Secretary of the State of New York, and the certificate of formation of VPMS, certified by the Secretary of the State of New Jersey;

                            (iv) resolutions of the board of directors of Valentine approving and authorizing this agreement and the transactions contemplated hereby, certified as of the Closing Date by its secretary or assistant secretary as being in full force and effect without modification or amendment;

                             (v) signature and incumbency certificates of the officers of Valentine executing this agreement and any other documents executed and delivered in connection herewith;

                            (vi) a certificate executed by or on behalf of Sellers representing and warranting to Buyer that each of the representations and warranties made by Sellers herein is true and correct in all material respects as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date; and

                           (vii) an opinion of Coopers & Lybrand Securities L.L.C., in form and substance satisfactory to Buyer, to the effect that the consideration to be paid by the Buyer for the Interests is fair to the Buyer from a financial point of view.

                  (b) On or prior to the Closing Date, Buyer shall deliver or cause to be delivered to Sellers the documents listed below, in form and substance satisfactory to Sellers:

                             (i) the Notes payable to Sellers in the aggregate principal amount of $5,000,000 and substantially in the form attached hereto as Exhibit A; (ii) an Assignment Agreement in the form of Exhibit B hereto executed on behalf of Buyer;

                             (iii) employment agreements substantially in the form of Exhibit C hereto executed on behalf of Buyer; and

                             (iv) a certificate executed on behalf of Buyer representing and warranting to Sellers that each of the representations and warranties made by

                                        7
469321.15

         Buyer herein is true and correct in all material respects as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                  Section 2.6 Pre-Closing Distributions. Immediately prior to the Closing Date, Sellers shall cause each of the Companies to declare a dividend or make a distribution in cash, other assets or obligations of the Companies such that the combined net worth of each of the Companies as of the Closing Date (determined in accordance with GAAP) shall equal zero.

                  Section 2.7 Assumption by Valentine of Certain Obligations to Employees of VCG; Guarantee by Klopp and Hatkoff of Valentine Assumption Obligation. Valentine hereby assumes, effective on the Closing Date, all of the obligations of VCG to past and present employees of VCG under the letter agreements listed in Schedule 2.7 hereof and agrees to indemnify and hold harmless VCG from and against all claims made by any past and present employees of VCG under any such letter. The Individual Sellers hereby jointly and severally guarantee the obligations of Valentine under this section 2.7, such guarantee to terminate automatically with respect to any obligation assumed by Valentine under this section 2.7 from which VCG is fully released in a written document signed by the obligee under any such obligation, a copy of which release has been delivered to VCG.



                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

                  Sellers, jointly and severally, represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

                  Section 3.1 Existence and Authority of Valentine. (a) Valentine is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Valentine has full corporate power and authority to enter into this agreement and to perform its obligations hereunder. The execution, delivery and performance of this agreement and the Assignment Agreement by Valentine and the consummation by Valentine of the transactions contemplated hereby have been duly authorized by all necessary proceedings on the part of Valentine. This agreement has been duly executed and delivered, and the Assignment Agreement when delivered will have been duly executed, on behalf of Valentine and constitute valid and legally

                                        8
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



binding obligations of Valentine, enforceable against Valentine in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (b) Valentine has full corporate power to carry on the business in which it is currently engaged, and to own and use the properties owned and used by it.

                  Section 3.2 Authority of Individual Sellers. This agreement has been duly executed and delivered, and the Assignment Agreement when delivered will have been duly executed, by each of Individual Sellers and constitute legal, valid and binding obligations of each of Individual Sellers enforceable against each of them in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  Section 3.3 Ownership of the Interests. (a) Valentine is the record and beneficial owner of the sole general partner interest in VCG. Individual Sellers are the record and beneficial owners of the sole limited partner interests in VCG. Individual Sellers and Valentine have good and valid title to the Interests in VCG and, upon the transfer of the general and limited partnership interests in VCG in accordance with this agreement, Buyer will receive good and valid title to the Interests in VCG free and clear of Liens other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

                  (b) The authorized equity securities of VCG Montreal consist of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute the Common Stock. VCG is the record and beneficial owner of all of the outstanding Common Stock. VCG has good and valid title to the Common Stock and, upon the transfer of the general and limited partnership interests in VCG, VCG will continue to hold good and valid title to the Common Stock free and clear of Liens other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

                  (c) Individual Sellers are the record and beneficial owners of all of the outstanding membership interests in 970M. Individual Sellers have good and valid title to the Interests in 970M and, upon the transfer of the Interests in 970M in accordance with this agreement, Buyer will receive good and valid title to the Interests in 970M free and clear of Liens other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws.


                                        9
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                  (d) Individual Sellers are the record and beneficial owners of all of the outstanding membership interests in VAMP. Individual Sellers have good and valid title to the Interests in VAMP and, upon the transfer of the Interests in VAMP in accordance with this agreement, Buyer will receive good and valid title to the Interests in VAMP free and clear of Liens other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

                  (e) Individual Sellers are the record and beneficial owners of all of the outstanding membership interests in VPMS. Individual Sellers have good and valid title to the Interests in VPMS and, upon the transfer of the Interests in VPMS in accordance with this agreement, Buyer will receive good and valid title to the Interests in VPMS free and clear of Liens other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

                  (f) There are no options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any Interests, or any arrangements that require or permit any Interests to be voted by or at the discretion of anyone other than Sellers or VCG..

                  (g) The Interests are duly authorized, validly issued, fully paid and non-assessable interests in the respective entities that have issued the Interests.

                  (h) The Companies comprise all of the entities through which the business and operations reflected in the financial statements of the Companies referred to in section 3.7 hereof are held and conducted.

                  Section 3.4 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery by Sellers of this agreement, nor the consummation by Sellers of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Sellers, other than any action required to be taken by Buyer, (ii) assuming no violation on the part of Buyer, violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Sellers or any of their properties or assets or (iii) assuming no violation on the part of Buyer, violate, conflict with or result in a material breach of any provisions of, or constitute a material default (or any event which, with or without due notice or lapse of time, or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other

                                       10
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instrument or obligation to which Sellers are a party or by which any of their respective properties or assets may be bound.

                  Section 3.5 Organizational Documents. Each of the Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under applicable contracts. Each of the Companies is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which the failure to so qualify is reasonably likely to materially adversely affect the business, properties or assets of such Company.
Schedule 3.5 identifies each document pursuant to which each of the Companies is organized and governed, including all certificates of incorporation, certificates of limited partnership, certificates of formation, by-laws, agreements of limited partnership, operating agreements and all amendments thereto and all other agreements among any record or beneficial owners of interests in the Companies (collectively, the "Organizational Documents"). The Organizational Documents are in full force and effect. None of the Companies, nor any stockholder, partner or member of the Companies, is in default of any of its obligations under the Organizational Documents, and no event has occurred or is continuing, and no condition exists, which, with the passage of time or the giving of notice or both, would constitute a default by any such Person.

                  Section 3.6 Taxes. (a) Each of the Sellers and the Companies has timely filed all federal, state, local and foreign tax returns and reports required to be filed by or with respect to each of the Companies in respect of all taxes, assessments or other governmental charges, including, without limitation, income, estimated income, business, occupation, franchise, gross income, gross receipts, alternative minimum, property, sales, transfer, gains, value-added, use, ad valorem, intangibles, document, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith ("Taxes"). The returns and information filed with respect to any Taxes are accurate in all material respects.

                  (b) All Taxes with respect to the Companies for which Sellers or any of the Companies are or may be liable (whether disputed, incurred or which may be incurred) in respect of periods or portions thereof ending on or before the Closing Date shall have been paid to the proper taxing authority or an adequate reserve (in conformity with GAAP) established therefor, and the Companies do not have any material liability for Taxes for such periods in excess of the amounts so paid or reserved. All Taxes that the Companies have been required to collect or withhold have been duly collected or withheld.


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                  Section 3.7 Financial Statements. (a) Sellers have delivered to Buyer copies of the audited combined balance sheets of the Companies as of December 31, 1996 and 1995, and the related combined statements of income, changes in partners' and members' capital (deficiency), and cash flows for each of the three years in the period ended December 31, 1996, certified by David Berdon & Company, independent certified public accountants (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with GAAP.

                  (b) Sellers have delivered to Buyer copies of the combined balance sheet of the Companies as of March 31, 1997, and the related combined statements of income, changes in partners' and members' capital (deficiency), and cash flows for the fiscal quarter ended on such date. The first quarter financial statements present fairly, in all material respects, the financial position of the Companies as of March 31, 1997 and the combined results of their operations and their cash flows for the period ending on such date, in conformity with GAAP.

                  (c) The Companies have no liabilities or obligations, contingent or otherwise, other than (i) liabilities and obligations reflected in the combined balance sheet of the Companies as of March 31, 1997 referred to in section 3.7(b) hereof, (ii) liabilities incurred by the Companies in the ordinary course of business since March 31, 1997 and (iii) liabilities and obligations listed or referred to or described in Schedule 3.7 hereof.

                  Section 3.8 Litigation; Legal and Governmental Proceedings and Judgments; Licenses and Permits. (a) Except as set forth in Schedule 3.8, (i) there is no claim, suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending, or to the knowledge of Sellers threatened, against any of the Companies; (ii) to the knowledge of Sellers, neither any of the Companies nor any employee of the Companies is a target or subject of any pending or threatened criminal investigation or proceeding; and
(iii) none of the Companies is the subject of any order, judgment, stipulation or decree which has not been subsequently reversed, suspended or vacated.

                  (b) Each of the Companies has all material licenses, permits and similar authorizations from all federal, state and local and all foreign authorities which is required in connection with its business.

                  Section 3.9 Employee Benefit Plans; Employment and Consulting Agreements; Loans and Advances; Other Affiliated Transactions. (a) Except as set forth in Schedule 3.9, none of the Companies maintains, sponsors, participates in or

                                       12
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contributes to any Plan (within the meaning given in ERISA section 3(3)). None of the Companies is a party to, and none of their employees are subject to, any collective bargaining agreements.

                  (b) Except as set forth in Schedule 3.9, neither Sellers nor any of the Companies has any employment or consulting agreements or understandings (whether written or oral) with any Person.

                  (c) Except as set forth in Schedule 3.9, there are (i) no outstanding loans or advances between any of the Companies and any employees or Affiliates of the Companies and (ii) no contractual arrangements between any of the Companies and any employees or Affiliates of the Companies.

                  Section 3.10 Material Contracts. (a) Schedule 3.10 sets forth a list of all material contracts to which any of the Companies is a party.

                  (b) Sellers have provided Buyer with copies of all material contracts in existence as of the Closing Date. Except as set forth on Schedule 3.10, all of the material contracts are valid, binding and enforceable obligations of the Companies, as applicable, and each of the Companies is not, and to the best of knowledge of Sellers, the other party thereto is not, in breach of or default under any such material contract.

                  Section 3.11 Brokers. Sellers have not engaged any broker in connection with the transactions contemplated by this agreement and no Person acting on behalf of Sellers or any of the Companies is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from Sellers or any of the Companies in connection with the transactions contemplated by this agreement.

                  Section 3.12 No Material Change. Since March 31, 1997, and except as otherwise disclosed in this agreement, there has not been any material adverse change in the financial position, operations, assets, liabilities or the business of the Companies taken as a whole.
00
                  Section 3.13 Compliance with Laws. Each of the Companies is in substantial compliance with, and has conducted its business in all material respects so as to comply with, all applicable laws and regulations.



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                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

                  Section 4.1 Existence and Authority of Buyer. (a) Buyer is a business trust duly formed and validly existing under the laws of the State of California. Buyer has full trust power and authority to enter into this agreement and to perform its obligations hereunder. The execution, delivery and performance of this agreement, the Notes and the Assignment Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary proceedings on the part of Buyer. This agreement has been duly executed and delivered, and the Notes and the Assignment Agreement when delivered will have been duly executed, on behalf of Buyer and constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (b) Buyer has full trust power to carry on the business in which it is currently engaged, and to own and use the properties owned and used by it.

                  Section 4.2 Investment Intent. The Interests will be held by Buyer for its own account for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling the same. Buyer understands that the Interests to be purchased by it have not been registered under the Securities Act or any other applicable statute regulating the purchase and sale of securities and are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act and any other applicable statute regulating the purchase and sale of securities and that the Interests it is purchasing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  Section 4.3 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Buyer, other than any action required to be taken by Sellers, (ii) violate any provision of the declaration of trust of Buyer, (iii) assuming no violations on the part of Sellers, violate any statute, law, ordinance,

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rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Buyer or any of its prop erties or assets, the violation of which would have a material adverse effect upon Buyer or (iv) assuming no violation on the part of Sellers, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound which would have a material adverse effect upon Buyer.

                  Section 4.4 Brokers. Buyer has not engaged any broker in connection with the transactions contemplated by this agreement and no Person acting on behalf of Buyer is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from Buyer in connection with the transactions contemplated by this agreement.


                                    ARTICLE 5

                              COVENANTS OF SELLERS

                  During the period from the date hereof to the Closing Date, Sellers covenant and agree as follows:

                  Section 5.1 Operations in Ordinary Course. None of the Companies shall:

                (i) conduct its business and operations in such a manner as to impair Sellers' ability to consummate the transactions contemplated hereunder or

               (ii) engage in any transaction, take any action or omit to take any action, which could reasonably be expected to impair Sellers' ability to consummate the transactions contemplated hereunder.

                  Section 5.2 Investigations. Sellers shall permit Buyer and its agents to inspect the properties, assets, operations, books and records of the Companies at reasonable times and upon reasonable notice; provided, however, that any such inspection shall be conducted in such manner at such times and upon such notice as is reasonably acceptable to Sellers. In addition, Sellers shall furnish Buyer and its agents with copies of such documents and records with respect to the Companies,

                                       15
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their properties, assets, operations, books and records as Buyer shall from time to time reasonably request.

                  Section 5.3 Conditions to Closing. Sellers shall use their reasonable best efforts to satisfy, as expeditiously as reasonably possible, all of the conditions to the obligations of Sellers hereunder reasonably within Sellers' control, including obtaining all consents, approvals and agreements which are required in order to consummate the transactions contemplated hereby.


                                    ARTICLE 6

                               COVENANTS OF BUYER

                  Section 6.1 Conditions to Closing. Buyer shall use its reasonable best efforts to satisfy, as expeditiously as reasonably possible, all of the conditions to the obligations of Buyer hereunder reasonably within Buyer's control, including obtaining all consents, approvals and agreements which are required in order to consummate the transactions contemplated hereby.


                                    ARTICLE 7

                               FURTHER AGREEMENTS

                  Section 7.1 Further Assurances. Each party to this agreement shall, at the request of another party to this agreement, at any time and from time to time following the Closing hereunder, execute and deliver or cause to be executed and delivered all such further instruments and take or cause to be taken all such further action as may be reasonably necessary or appropriate in order more effectively to sell, assign, transfer and convey to Buyer the Interests, or otherwise to confirm or carry out the provisions of this agreement.

                  Section 7.2 Costs and Expenses. Each party to this agreement shall bear its own respective costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and enforcement of this agreement and the consummation of the transactions contemplated hereby.

                  Section 7.3 Sellers' Access to Records. From and after the Closing Date, Buyer shall afford, and shall cause each of the Companies to afford, each of Sellers and their authorized representatives access during normal business hours to the Companies' respective properties, books and records, and shall cause the Companies' officers, employees, accountants and other authorized representatives to

                                       16
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furnish such additional financial and other information as Sellers shall from time to time reasonably request.

                  Section 7.4 Confidentiality. Except to the extent disclosure is required by law, or in response to any governmental authority, or in connection with any litigation relating to an alleged breach of this agreement, each party shall maintain the confidentiality of all information obtained from the other party hereto other than information that is otherwise publicly available and shall use such information only for purposes reasonably related to this agreement and the transactions contemplated hereby. The covenant contained in this section 7.4 shall terminate and be of no further force and effect following the Closing.


                                    ARTICLE 8

                                   TERMINATION

                  Section 8.1 Termination Events. This agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or Sellers if a material breach of any provision of this agreement has been committed by the other party and such breach has not been waived;

                  (b) (i) by Buyer if any of the conditions in section 2.4(a) hereof has not been satisfied as of September 30, 1997 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this agreement) and Buyer has not waived such condition on or before September 30, 1997; or (ii) by Sellers, if any of the conditions in section 2.4(b) hereof has not been satisfied as of September 30, 1997 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this agreement) and Sellers have not waived such condition on or before September 30, 1997;

                  (c)  by mutual consent of Buyer and Sellers; or

                  (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this agreement to comply fully with its obligations under this agreement) on or before September 30, 1997 or such later date as the parties may agree upon.

                  Section 8.2 Effect of Termination. Each party's right of termination under section 8.1 hereof is in addition to any other rights it may have under this agreement or

                                       17
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otherwise, and the exercise of a right of termination will not be an election of remedies. If this agreement is terminated pursuant to section 8.1 hereof, all further obligations of the parties under this agreement will terminate, except that the obligations in sections 7.2 and 7.4 hereof will survive; provided, however, that if this agreement is terminated by a party because of the breach of the agreement by the other party or because one or more of the conditions to the terminating party's obligations under this agreement is not satisfied as a result of the other party's failure to comply with its obligations under this agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                    ARTICLE 9

                            INDEMNIFICATION; REMEDIES

                  Section 9.1  Survival.

                  (a) All representations and warranties (other than the representations and warranties contained in section 3.6 hereof), and the covenants and obligations in this agreement will survive the Closing until June 30, 1999.

                  (b) The representations and warranties contained in section
3.6 hereof will survive the Closing until June 30, 2001.

                  Section 9.2 Indemnification by Sellers. Sellers, jointly and severally, will indemnify and hold Buyer harmless, and will pay to Buyer the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                   (a) any breach of any representation or warranty made by Sellers in this agreement;

                   (b) any breach by any Seller of any covenant or obligation of such Seller in this agreement; or

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or any of the Companies (or any Person acting on their behalf) in connection with any of the transactions contemplated by this agreement.


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                  Section 9.3 Indemnification by Buyer. Buyer will indemnify and hold Sellers harmless, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with:

                   (a) any breach of any representation or warranty made by Buyer in this agreement;

                   (b) any breach by Buyer of any covenant or obligation of Buyer in this agreement; or

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated by this agreement.

                  Section 9.4 Time Limitations. Sellers will have no liability (for indemnification or otherwise) with respect to any representation and warranty (other than the representations and warranties contained in section 3.6 hereof), covenant or obligation hereunder unless on or before June 30, 1999 (or, in the case of the representations and warranties contained in section 3.6 hereof, June 30, 2001) Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant or obligation hereunder unless on or before June 30, 1999 Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                  Section 9.5 Procedure for Indemnification. Each party entitled to indemnification under this article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this article, except to the extent that such failure to give notice prejudices the Indemnifying Party; and provided, further, that the Indemnifying Party shall have acknowledged that one or more of the claims as to which indemnity may be sought are the subject of indemnification hereunder. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay the expense of one law firm for the Indemnified Party if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to

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actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                                   ARTICLE 10

                                  MISCELLANEOUS

                  Section 10.1 Assignment; Transfer of Interests. This agreement may not be assigned by any party hereto without the prior written consent of the other party except that Buyer may assign its rights to purchase Interests hereunder to a wholly-owned subsidiary. This agreement shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and permitted assigns.

                  Section 10.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express-mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed or sent by overnight courier service, on the fifth (5) Business Day after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses:

                  (a)      If to Buyer to:

                           California Real Estate Investment Trust
                           131 Steuart Street, #200
                           San Francisco, California 94105
                           Attention:  Frank A. Morrow
                           Telecopy:  (415) 543-6269

                           with a copy to:

                           Greenberg Glusker Fields Claman & Machtinger LLP 1900 Avenue of the Stars, #2100
                           Los Angeles, California 90067
                           Attention:  Paula Peters
                           Telecopy:  (310) 553-0687

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



                           and:

                           Equity Group Investments, Inc.
                           2 North Riverside Plaza, 6th Floor
                           Chicago, Illinois 60606
                           Attention:  Gary R. Garrabrant
                           Telecopy:  (312) 454-0157

                           and:

                           Rosenberg & Liebentritt, P.C.
                           2 North Riverside Plaza, 15th Floor
                           Chicago, Illinois 60606
                           Attention:  Alisa M. Singer
                           Telecopy:  (312) 454-0335

                  (b)      If to Sellers, to:

                           Victor Capital Group, L.P.
                           885 Third Avenue, 12th Floor
                           New York, New York 10002
                           Attention:  John R. Klopp and Craig M. Hatkoff
                           Telecopy:  (212) 593-0316

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

                  Section 10.3 Entire Agreement. This agreement, including the Disclosure Schedules and Exhibits hereto, constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written. No amendment or modification of the terms of this agreement shall be binding or effective unless expressed in writing and signed by each party.

                  Section 10.4 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

                  Section 10.5 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be fully performed in such State.

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                  Section 10.6 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  Section 10.7 Public Announcements. Sellers and Buyer agree to consult with each other prior to issuing any press release or otherwise making any public statement (including without limitation any filing with the Securities and Exchange Commission) with respect to the transactions contemplated hereby. Buyer will consult with Sellers prior to issuing any press release or otherwise making any public statement with respect to the Companies.

                  Section 10.8 Availability of Equitable Remedies. Since a breach of the provisions of this agreement could not adequately be compensated by money damages, any party to this agreement shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

                  Section 10.9 Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this agreement.

                  Section 10.10 Arbitration. Any dispute or controversy between Sellers and Buyer arising under, out of, in connection with, or in relation to this agreement shall be determined and settled by arbitration in New York City by a panel of three members in accordance with the Commercial Rules of the American Arbitration Association as in effect for New York City. In the event of any dispute with respect to any calculation, such calculation shall be determined by an accountant from a "Big Six" accounting firm selected by agreement of the parties (which accounting firm shall have no material relationship with any party hereto or any of their Affiliates) or, in the event the parties are unable to agree upon such accountant, an accountant selected in accordance with the procedures established by the Commercial Rules of the American Arbitration Association as in effect for New York City. Any determination rendered therein shall be final and binding upon the parties and their legal representatives.

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



                  IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                     SELLERS:

                                     /s/ John R. Klopp

                                     JOHN R. KLOPP

                                     /s/ Craig M. Hatkoff

                                     CRAIG M. HATKOFF


                                     VALENTINE WILDOVE & COMPANY, INC.

                                              /s/ John R. Klopp
                                     By:
                                     Name:  John R. Klopp
                                     Title:    Co-President


                                     BUYER:

                                     CALIFORNIA REAL ESTATE INVESTMENT TRUST

                                              /s/ John R. Klopp
                                     By:
                                     Name:   John R. Klopp
                                     Title:    Chief Executive Officer

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